UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2021

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2021 Annual Meeting of DSP Group, Inc. (the “Company”) held virtually on June 14, 2021, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the 2021 Annual Meeting that the Company filed with the Securities and Exchange Commission on April 30, 2021.

1.    Election of seven directors as specifically set forth below, each to serve until the 2022 annual meeting of stockholders:

Shira Fayans Birenbaum	For: 19,307,015	Withheld: 35,907	Broker Non-Vote:1,612,665
Ofer Elyakim	For: 19,294,822	Withheld: 48,100	Broker Non-Vote: 1,612,665
Thomas A. Lacey	For: 18,979,833	Withheld: 363,089	Broker Non-Vote: 1,612,665
Cynthia Paul	For: 19,250,708	Withheld: 92,214	Broker Non-Vote: 1,612,665

Yair Seroussi	For: 13,449,832	Withheld: 5,893,090	Broker Non-Vote: 1,612,665
Norman P. Taffe	For: 18,654,101	Withheld: 688,821	Broker Non-Vote: 1,612,665
Kenneth H. Traub	For: 19,031,083	Withheld: 311,839	Broker Non-Vote: 1,612,665

2.       Proposal to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2021:

For: 20,461,925	Against: 490,793	Abstain: 2,869	Broker Non-Vote: 0

3.       Advisory vote to approve the Company’s named executive officers compensation:

For: 18,986,704	Against: 352,151	Abstain: 4,067	Broker Non-Vote: 1,612,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: June 15, 2021	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer
and Secretary

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